Exhibit 10.2

WAVE SYSTEMS CORP.
480 Pleasant Street
Lee, Massachusetts 01238

WAIVER

September 4, 2003

To the undersigned holder of the Preferred Shares
issued pursuant to the Purchase Agreement
(as defined below) and the undersigned holder of
a Warrant (as defined in the Purchase Agreement)

Gentlemen:

We refer to the Series H Convertible Preferred Stock Purchase Agreement, dated as of April 30, 2003, as amended (as amended, the “Purchase Agreement”), among Wave Systems Corp. (the “Company”) and the purchasers listed on Exhibit A thereto.  Unless otherwise defined herein, the terms defined in the Purchase Agreement shall be used herein as therein defined.

Upon the effectiveness of this waiver as set forth below, the Company and the undersigned purchaser agree as follows:

(a)          The rights of all the holders of the Preferred Shares to payments described in Section 7(c)(ii) of the Certificate of Designation are irrevocably waived.

(b)         The rights of all the holders of the Preferred Shares under Sections 3, 8(a), 8(c), 8(e), 8(h) and 9 of the Certificate of Designation are irrevocably waived.

(c)          Section 1 of each Warrant shall be amended to read in its entirety as follows:

“Term.  The right to subscribe for and purchase shares of Warrant Stock represented hereby shall commence on September 15, 2003 and expire at 5:00 p.m., eastern time, on April 30, 2008 (such period being the “Term”).”

(d)         Section 2(a) of each Warrant shall be amended to read in its entirety as follows:

“Time to Exercise.  The purchase rights represented by this Warrant may be exercised in whole or in part during the Term commencing on September 15, 2003 and expiring on April 30, 2008.”

(e)          Sections 2(f), 4 and 5 of each Warrant shall be deleted in their entirety.

(f)            Section 8(c)(ii) of each Warrant shall be amended to read in its entirety as follows:

“(ii) The Issuer shall not be obligated to issue shares of Common Stock to any Holder in excess of the number of shares of Common Stock representing such Holder’s Pro Rata Maximum (as defined in the Purchase Agreement) of the Issuable Maximum as set forth on Schedule 3.16 of the Purchase Agreement.”

(g)         Notwithstanding Section 3.12 of the Purchase Agreement, the holders of the Preferred Shares shall have no rights to participate in any Subsequent Financing other than in the Next Financing.  The “Next Financing” shall be the next sale to any third party of Common Stock or securities convertible, exercisable or exchangeable into Common Stock, including convertible debt securities (collectively, the “Financing Securities”), following September 9, 2003, other than a Permitted Financing.  In connection with the Next Financing, notwithstanding Section 3.12 of the Purchase Agreement, the Rights Notice shall only provide the Purchasers an option during the two (2) trading days following delivery of the Rights Notice to inform the Company in writing whether the Purchasers will purchase any of the securities being offered in the Next Financing on the same terms and conditions as contemplated by the Next Financing.  Each Purchaser will only be entitled to purchase securities being offered in the Next Financing having an aggregate purchase price not to exceed the amount invested by such Purchaser on April 30, 2003.  If the aggregate size of the Next Financing is less than $5,485,000, then the investment amount that such Purchaser can make shall be reduced by a pro rata amount.  Appropriate amendments are hereby deemed to be made to Section 3.12 to effect the foregoing.

(h)         Sections 3.13 and 3.15 of the Purchase Agreement shall be deleted in their entirety.

(i)             Section 3.16 of the Purchase Agreement shall be amended to read in its entirety as follows:

“The Issuer shall not be obligated to issue in excess of the Issuable Maximum (as defined in the Warrants and Certificate of Designation).  Each Purchaser’s and the Other Purchaser’s pro rata portion of the Issuable Maximum based upon the number of shares of Common

Stock issuable upon conversion or exercise of all Preferred Shares and Warrants issued and sold at the Closing and upon conversion or exercise of all the Other Preferred Shares and the Other Warrant issued and sold at the closing under the Other Purchase Agreement is set forth on Schedule 3.16 hereto (as proportionately adjusted for stock splits, reverse stock splits, stock combinations, the “Pro Rata Maximum”).”

Except as expressly provided herein, no term or provision of the Transaction Documents shall be amended or otherwise modified, and each term or provision of the Transaction Documents shall remain in full force and effect.

If you agree to the terms and provisions hereof, please evidence such agreement by executing and returning this waiver and the attached letter agreement via facsimile to Wave Systems Corp., at (413) 243-0391, Attention to Gerard T. Feeney.

This waiver shall become effective as of the date first above written if, and only if, on or before Friday, September 12, 2003, the Company shall have received (i) counterparts of this waiver in substantially identical form executed by the Company, the undersigned purchaser and (a) the holders of at least three-fourths (3/4) of the aggregate number of Preferred Shares and Other Preferred Shares outstanding (less the aggregate number of Preferred Shares held by the undersigned purchaser) (the “Other Required Preferred Holders”) and (b) the holders of Warrants and the Other Warrant exercisable for at least three-fourths (3/4) of the aggregate number of shares of Warrant Stock (as defined in the Warrants) issuable under the Warrants and the Other Warrant (less the aggregate number of shares of Warrant Stock issuable upon exercise of the Warrant held by the undersigned purchaser) (the “Other Required Warrant Holders”); (ii) counterparts of the attached letter agreement executed by the Company, the undersigned purchaser and the same Other Required Preferred Holders and the Other Required Warrant Holders who executed counterparts of this letter agreement in substantially identical form; (iii) the attached Conversion Notice executed by the undersigned purchaser; (iv) the attached Exercise Form executed by the undersigned purchaser; (v) original stock certificate representing the Preferred Shares held by the undersigned purchaser (the “Stock Certificate”); (vi) the original Warrant held by the undersigned purchaser (the “Warrant Certificate”); and (vii) payment in full of the exercise price for all of the shares of Warrant Stock issuable upon exercise of the undersigned purchaser’s Warrant (as adjusted hereby).

The Conversion Notice, the Exercise Form, the Stock Certificate and the Warrant Certificate should be delivered via overnight courier to the Company, c/o Bingham McCutchen LLP, at 399 Park Avenue, New York New York 10022, Attention to Matthew McMurdo.  The Company shall inform the undersigned purchaser on Wednesday, September 10, 2003 of the adjusted amount of shares of Warrant Stock issuable upon exercise of the undersigned purchaser’s Warrant and the cost thereof.  Payment for the Warrant Stock shall be made by Friday, September 12, 2003 via wire transfer to the following:

Wave Systems Corp.
Bank ABA/Routing #:  021001088
Account #:  610185055

HSBC Bank
452 Fifth Avenue
New York, NY  10018

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This waiver may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts (including by facsimile), each of which counterparts shall be an original and all of which taken together shall constitute one and the same waiver.

Very truly yours,

WAVE SYSTEMS CORP.

By:
Title:

Agreed as of the date first above written:

PURCHASER: